Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Ron May
408-914-6016
publicrelations@cadence.com
Cadence Announces Restructuring
Expects to Achieve Annual Operating Expense Savings of $30 Million
     SAN JOSE, Calif.—June 10, 2009—Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced the commencement of restructuring measures designed to further streamline operations and position the Company for its next phase of strategic growth. Upon completion, Cadence expects to achieve annual operating expense savings of approximately $30 million, through a combination of workforce and other expense reductions. The expected annual operating expense savings take into account additional investments planned for areas of critical importance to the Company’s customers, including verification and system-on-chip (SoC) development.
     The Company expects to eliminate approximately 225 full-time positions, representing 5% of its global employee base. The reductions come primarily from resizing the worldwide field organization to current business levels, decreasing the level of investment in the manufacturing side of DFM (Design-for-Manufacturability) and other infrastructure areas of the business. Because of varying regulations in the jurisdictions and countries in which Cadence operates, these workforce reductions will be realized over a period of time and are expected to be completed in the second half of fiscal 2009. Cadence expects to record a restructuring charge of approximately $20 million to $25 million pre-tax, approximately $18 million of which will be recorded in the second quarter of 2009.
     “Our top priorities are serving our customers and enhancing value for our shareholders,” said Lip-Bu Tan, President and CEO. “The measures we are announcing today streamline our operations as we simultaneously invest to enhance technology leadership in key growth areas. We are confident that the changes we are implementing will make Cadence a stronger, more focused Company as we emerge from the current economic downturn.”
     “Our immediate focus is on our core capabilities, streamlining operations, and preparing for the next phase of Cadence’s growth,” said Kevin S. Palatnik, Senior Vice President, Chief Financial Officer. “Consistent with this focus, we have resized various levels of investment in the business, resulting in the actions announced today.”
About Cadence
     Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company, its products, and services is available at www.cadence.com.
# # #
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding the company’s contemplated restructuring and expected savings and the statements by Lip-Bu Tan and Kevin S. Palatnik include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the contemplated and previously announced restructurings without significant unexpected costs or delays; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that the announcement of our contemplated and previously announced restructurings could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) the effects of the announcement of the contemplated and previously announced restructurings on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; and (viii) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements, please refer to the company’s filings with the Securities and Exchange Commission. These include the company’s Annual Report on Form 10-K for the year ended January 3, 2009 and the risk factor section of Cadence’s Quarterly Report on Form 10-Q for the period ended April 4, 2009.